                                 EXHIBIT 10.12

                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY

                                    BETWEEN

                       WELLS FUND XII-REIT JOINT VENTURE

                                      AND

                            TROY DEVELOPMENT #1, LLC

                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY
                -----------------------------------------------

     THIS AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (the "Agreement"), is made and entered into as of the 22nd day of February, 2000, by and between TROY DEVELOPMENT #1, LLC, an Colorado limited liability company ("Seller") and WELLS CAPITAL, INC., a Georgia corporation ("Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property (as hereinafter defined) subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein, the sum of Ten Dollars ($10.00) in hand paid by Purchaser to Seller at and before the sealing and delivery of these presents and for other good and valuable consideration, the receipt, adequacy, and sufficiency which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

     1.   Purchase and Sale of Property. Subject to and in accordance with the
          -----------------------------
terms and provisions of this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller, the Property, which term "Property" shall mean and include the following:

          (a) all that tract or parcel of land (the "Land") located in Troy, Oakland County, Michigan, containing approximately 5.322 acres, having an address of 4685 Investment Drive, and being more particularly described on Exhibit "A" hereto; and
-----------

          (b) all rights, privileges, and easements appurtenant to the Land, including all water rights, mineral rights, reversions, or other appurtenances to said Land to the extent owned by Seller, and all right, title, and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley, or right-of-way, open or proposed, adjacent to or abutting the Land; and

          (c) all buildings, structures, and improvements situated on the Land, including, without limitation, that certain three story building containing approximately 77,054 rentable square feet, parking areas containing approximately 324 parking spaces and other amenities to be constructed on the Land and owned by Seller, and all apparatus, built-in appliances, equipment, pumps, machinery, plumbing, heating, air conditioning, electrical and other fixtures on the Land and owned by Seller (specifically excluding those owned by any tenant) (all of which are herein collectively referred to as the "Improvements"); and

          (d) all personal property now owned by Seller and located on or to be located on or in, the Land and Improvements

(specifically excluding any and all personal property owned by any tenant) ("Personal Property"); and

          (e) all of Seller's right, title, and interest, as landlord or lessor, in and to that certain lease agreement (the "Lease") with SIEMENS AUTOMOTIVE CORPORATION ("Tenant"), dated January ____, 2000; and

          (f) all of Seller's right, title, and interest in and to the plans and specifications with respect to the Improvements and any guarantees, trademarks, rights of copyright, warranties, or other rights related to the ownership of or use and operation of the Land, Personal Property, or Improvements, all governmental licenses and permits, and all intangibles associated with the Land, Personal Property, and Improvements, including the name of the Improvements and the logo therefor, if any; and

          (g) all of Seller's right, title and interest in and to the contracts described on Exhibit "B" hereto (the "Contracts"), to the extent the same
             -----------
survive Closing or require performance after Closing.

     2.   Earnest Money. Within two (2) business days after the full execution
          -------------
of this Agreement, Purchaser shall deliver to Metropolitan Title Company, as agent for First American Title Insurance Company of New York ("Escrow Agent"), whose offices are at 1400 N. Woodward, Suite 135, Bloomfield Hills, MI 48304, earnest money in the amount of $400,000 (which may be paid in the form of a check payable to Escrow Agent)(the "Deposit"). The Escrow Agent shall immediately convert any portion of the Deposit paid by check, to cash and shall hold the Deposit in an interest bearing account. The Deposit, together with all interest accrued thereon shall hereinafter be referred to as the ("Earnest Money"). The Escrow Agent shall hold and disburse the Earnest Money in accordance with this Agreement.* The Earnest Money shall be paid by Escrow Agent to Seller at Closing (as hereinafter defined) and shall be applied as a credit to the Purchase Price (as hereinafter defined), or shall otherwise be paid to Seller or refunded to Purchaser in accordance with the terms of this Agreement.

     3.   Purchase Price. Subject to adjustment and credits as otherwise
          --------------
specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be FOURTEEN MILLION TWO HUNDRED SIXTY FIVE THOUSAND AND 00/100 DOLLARS ($14,265,000.00). The Purchase Price shall be paid by Purchaser to Seller at the Closing (as hereinafter defined) by wire transfer of immediately available federal funds, less the amount of Earnest Money and subject to prorations, adjustments and credits as otherwise specified in this Agreement.

     4.   Purchaser's Inspection and Review Rights. Purchaser and its agents,
          ----------------------------------------
engineers, or representatives, with Seller's

*Mutually agreed upon by the parties
reasonable, good faith cooperation, shall have the privilege of going upon the Property as needed to inspect, examine, test, and survey the Property at all reasonable times and from time to time provided Landlord's or Tenant's construction activities are in no manner impaired by Purchaser. Purchaser hereby agrees to hold Seller harmless from any liens, claims, liabilities, and damages incurred through the exercise of such privilege, and Purchaser further agrees to repair any damage to the Property caused by the exercise of such privilege. Upon 24 hour prior notice to Seller, Seller shall make available to Purchaser, or Purchaser's agents and representatives, for review and copying, at a reasonable time, all books, records, and files in Seller's possession relating to the ownership and operation of the Property, but specifically excluding Seller's internal books and records such as budgets and proprietary information, and specifically including, without limitation, title matters, surveys, tenant files, service and maintenance agreements, and other contracts, books, records, operating statements, and other information relating to the Property. Seller further agrees to in good faith assist and cooperate with Purchaser in its review of the books, records, and files relating to the Property. Seller has provided Purchaser with copies of recent surveys of the Land and Improvements and any appraisals, building inspection reports and environmental reports relating thereto and in the possession or under the control of Seller.

     5.  Special Condition to Closing. Purchaser shall have thirty (30) days
         -----------------------------
from the effective date of this Agreement (the "Inspection Period") to make investigations, examinations, inspections, market studies, feasibility studies, lease reviews, and tests relating to the Property and the operation thereof in order to determine, in Purchaser's sole opinion and discretion, the suitability of the Property for acquisition by Purchaser. Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period by giving written notice to Seller of such election to terminate. In the event Purchaser so elects to terminate this Agreement, (I) Seller shall be entitled to receive and retain the sum of Twenty-Five Dollars ($25.00) of the Earnest Money, (ii) the balance of the Earnest Money shall be promptly refunded by Escrow Agent to Purchaser (iii) except for those provisions which expressly survive termination in this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement, and (iv) Purchaser shall return all information delivered to Purchaser by Seller or copied by Purchaser from Seller's files and deliver to Seller copies of any and all other materials prepared by or for Purchaser in connection with the Land or Improvements. Seller acknowledges that the sum of $25.00 is good and adequate consideration for the termination rights granted to Purchaser hereunder. In the event Purchaser fails for any reason to timely deliver written notice of its election to terminate prior to expiration of the Inspection Period, Purchaser's right to terminate this Agreement pursuant to this Paragraph shall expire and thereafter the Earnest Money shall become non-refundable to Purchaser except in the event Seller is unable or unwilling to deliver title to the Real Estate, subject only to the Permitted Exceptions (as hereinafter defined) to Purchaser at Closing through no fault of Purchaser or Seller is otherwise in default of its obligations hereunder.

     6.  General Conditions Precedent to Purchaser's Obligations Regarding the
         ---------------------------------------------------------------------
Closing. In addition to the condition to Purchaser's obligations set forth in
-------
Paragraph 5 above, the obligations and liabilities of Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Purchaser to
Seller:

          (a) Seller shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations of Seller set forth in this Agreement, as of the date of Closing (as hereinafter defined).

          (b) All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of Closing.

          (c) There shall have been no adverse change to the title to the Property which has not been cured and the Title Company (as hereinafter defined) shall have issued the Title Commitment (as hereinafter defined) on the Land and Improvements without exceptions other than as described in paragraph 7 and the Title Company shall be prepared to issue to Purchaser upon the Closing a fee simple owner's title insurance policy on the Land and Improvements pursuant to such Title Commitment.

          (d) Purchaser shall have received the Tenant Estoppel Certificate (as elsewhere defined herein), duly executed by the Tenant at least five (5) days prior to the date of Closing, in substantially the form attached hereto as Exhibit "E". Seller agrees to use commercially reasonable efforts to obtain said certificate. Purchaser agrees to accept Seller's certification as to matters therein (other than those set forth in paragraphs 1, 2 and 3 thereof) which Tenant declines to give.

          (e) Seller shall have caused the Lease to be amended or otherwise obtained the written waiver signed by Tenant so that Section 27 of the Lease (relating to a right of first offer) shall have been waived, released and deleted therefrom.

          (f) Seller shall have caused the Architect to execute and deliver to Purchaser, its certificate (I) setting forth the number of rentable square feet in the building and (II) if the Architect will so state, stating that the Improvements (A) have been substantially completed in accordance with the Plans and

Specifications and (B) in compliance with all applicable zoning laws, ordinances and regulations. In the event the Architect will not cover the matters in subparagraph II (A), Seller will obtain a certification to that effect from the inspecting engineer or Seller will provide its own certification to that effect.

          (g) The Landlord's Work (as defined in the Lease) shall have been completed, the Tenant shall have executed and delivered the Commencement Certificate (as defined in the Lease), subject only to "punch list" items which the building contractor estimates will have a cost to complete of not more than $100,000, and payments of Base Rent for Phase I (as defined in the Lease) shall have commenced.

     7.   Title and Survey.
          ----------------

          (a) Delivery of Title Commitment. Purchaser hereby covenants and
              ----------------------------
agrees that it has received, from Metropolitan Title Company, as agent for First American Title Insurance Company of New York (herein referred to as the "Title Company"), title commitment number NU-332996 (herein referred to as the "Title Commitment") together with legible copies of all documents and instruments referred to therein. The title policy issued on the basis of the Title Commitment shall include affirmative coverage over any mechanic's, materialman's and subcontractor's liens and full extended coverage over all general exceptions, and the following endorsements: zoning (including affirmative coverage of compliance with and any recorded covenants and restrictions), fairway, survey, contiguity, access and single tax parcel. Seller agrees to take reasonable actions to cause the Title Company to delete Schedule B-2 exceptions 2 through 4 and, to modify Schedule B-2 exception no. 5, to refer only to the Tenant and Special Assessments, if any, not yet due and payable. Further, Seller shall take reasonable actions to satisfy Schedule B-1 requirements number 1 (except for current year taxes not yet due and payable) 2, 3, 6, 8 & 9 and to eliminate the general exceptions set forth on Exhibit A to the Title Commitment. All other matters shown on the Title Commitment or the Survey, together with all building restrictions, zoning regulations and all other applicable laws heretofore or hereafter adopted by any public authority relating to the Real Estate, and any matters arising by, through or under Purchaser are hereby defined as the "Permitted Exceptions".

          (b) Delivery of Survey. Purchaser hereby covenants and agrees that it
              ------------------
has received from Seller, the most recent as-built survey of the Land and the Improvements in its possession (the "As-built Survey"), with the certification modified to reflect that it is certified to the Purchaser and the Title Company and which shall be sufficient to cause the Title Company to delete its standard preprinted survey exception. In the event the Purchaser desires a more current As-built Survey or a more detailed certification thereon, the Purchaser may do so at its own expense.

         (c) New Title Matters.  "New Title Matters" as such term is used
             -----------------
herein shall mean only the following matters to the extent the same are not caused by Purchaser: (I) new matters which affect the title to the Land which were not set forth on the Title Commitment or the Survey, and (ii) any form of litigation or bankruptcy which is commenced or filed against Seller. At such time as either Seller or Purchaser gains actual knowledge of a New Title Matter, the party gaining such knowledge shall give the other written notice of the such new matter, providing such reasonable detail regarding such matters as may then be available. If at any time any New Title Matters arise, the existence of such New Title Matters shall constitute a defect in the title of the Real Property which may be objected to by Purchaser in accordance with the provisions of
Section 3(d) except that Purchaser's time period to review and object to or accept any New Matter shall be ten (10) days after giving or receipt of notice of the New Matter(s).

     8.  Representations and Warranties of Seller. Except as disclosed to
         ----------------------------------------
Purchaser or discovered by Purchaser during the Inspection Period, Seller hereby makes the following representations and warranties to Purchaser, each of which shall be deemed material:

         (a) Lease. Attached hereto as Exhibit "C" is a true and accurate copy
             -----                     -----------
of the only lease in effect relating to the Property, together with all modifications and amendments (other than Amendment required by this Agreement) to such lease (such lease, as modified and amended, being herein referred to as the "Lease"). Seller is the "landlord" under the Lease and owns unencumbered legal and beneficial title to the Lease and the rents and other income thereunder, subject only to the collateral assignment of the Lease and the rents thereunder in favor of the holder of an existing mortgage or deed of trust encumbering the Property, which mortgage or deed of trust shall be canceled and satisfied by Seller at the Closing.

         (b) Lease - Assignment. To Seller's actual knowledge, the Tenant has
             ------------------
not assigned its interest in the Lease or sublet any portion of the premises leased to the Tenant under the Lease.

         (c) Lease - Default. (i) Seller has not received any notice of
             ---------------
termination or default under the Lease, (ii) to Seller's actual knowledge, there are no events which with the passage of time or notice, or both, would constitute a default by Seller or by the Tenant, and Seller has complied with each and every undertaking, covenant, and obligation of Seller under the Lease, and (iii) Tenant has not asserted any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent, additional rent, or other charges pursuant to the Lease.

         (d) Lease - Rents and Special Consideration. Tenant:(I) has not
             ---------------------------------------
prepaid rent for more than the current month under the Lease, (ii) has not received and is not entitled to receive any rent concession in connection with its tenancy under the Lease other than as described in the Lease, (iii) except for the construction of the improvements described therein, is not entitled to any special work (not performed prior to the Closing Date), or consideration (not yet given) in connection with its tenancy under the Lease, and (iv) does not have any deed, option, or other evidence of any right or interest in or to the Property, except for the Tenant's tenancy as evidenced by the express terms of the Lease, and except for the rights under Section 27 of the Lease which shall be extinguished on or before Closing.

         (e) Lease - Commissions. All commissions payable under, relating to,
             -------------------
or as a result of the Lease will be cashed-out and paid and satisfied in full by Seller at or prior to Closing.

         (f) No Other Agreements. Other than the Lease, the Contracts and the
             -------------------
Permitted Exceptions, Seller is not party to any other leases, service contracts, management agreements, or other agreements or instruments in force and effect, oral or written, that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Property or any rights relating to the use, operation, management, maintenance, or repair of all or any part of the Property.

         (g) No Litigation. There are no actions, suits, or proceedings pending,
             -------------
or, to Seller's actual knowledge, threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property or against the Property, nor does Seller know of any basis for such action. Seller is not a party to any pending or threatened application for changes in the zoning applicable to the Property.

         (h) Condemnation. Seller has not received any written notice from any
             ------------
governmental authority of any actual or threatened condemnation or other taking by eminent domain of the Property or any portion thereof.

         (i) Violations. Seller has received no written notice from any
             ----------
applicable governmental authority, which remains uncured, of any violations of law, municipal or county ordinances, or other legal requirements with respect to the Property.

         (j) Bankruptcy. Seller is "solvent" as said term is defined by
             ----------
"bankruptcy law" and has not made a general assignment for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of Seller's properties (including the Property) been appointed or a petition filed by or against Seller for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or state statute, or any proceeding instituted for the dissolution or liquidation of Seller.

          (k) Pre-existing Right to Acquire. Other than Purchaser, no person or
              -----------------------------
entity has any right or option to acquire the Property or any portion thereof which will have any force or effect after the execution of this Agreement, other than Tenant and the foreclosure rights of the lien holders referenced in the Title Commitment, which rights will be extinguished prior to Closing.

          (l) Effect of Certification. To Seller's actual knowledge, neither
              -----------------------
this Agreement nor the transactions contemplated herein will constitute a breach or violation of, or default under, or will be modified, restricted, or precluded by the Lease.

          (m) Authorization. Seller is a duly organized and validly existing
              -------------
limited liability company under the laws of the State of Colorado and is qualified to do business in the State of Michigan. This Agreement has been duly authorized and executed on behalf of Seller and constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms, and all necessary action on the part of Seller to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

          (n) Seller Not a Foreign Person. Seller is not a "foreign person"
              ---------------------------
which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

          (o) Plans and Specifications. Attached hereto as Exhibit "D" is a
              ------------------------
complete list (to date) of all Plans and Specifications relating to the Improvements, including all change orders, shop drawings, bulletins and other documents varying or interpreting the architectural or other drawings.

          (p) Contracts. Except as set forth on Exhibit B attached hereto,
              ---------
Seller is not party to any service, management or maintenance contract affecting the Property unless such contract is either terminable by Seller (or, after the Closing Date, by Purchaser) upon not more than thirty (30) days notice, or which, by their terms, have been fully performed, complied with or terminated (and are of no further force or effect) on or as of the Closing Date. Further, Seller shall not enter into any service, management or maintenance contract, or amend, cancel or otherwise revise any such contract or agreement currently in effect, without the prior written consent of Purchaser, except that Seller shall have the right, without the consent of Purchaser, to enter into any such contracts which are either terminable by Seller (or, after the Closing Date, by Purchaser) upon not more than thirty (30) days notice, or which, by their terms, have been fully performed, complied with or terminated (and are of no further force or effect) on or as of the Closing Date.

          (q) Hazardous Substances. Seller has not released any solid waste or
              --------------------
hazardous or toxic chemicals or any other hazardous material on the Property in violation of any Environmental Laws. Further, Seller has received no notice from any governmental authority having jurisdiction over the Property that it is in violation of any Environmental Laws. As used herein, the term "Environmental Laws" shall mean and include: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (, 42 U.S.C. Section 6901, et. seq.), and the rules and regulations promulgated pursuant to these acts, any so-called "super-fund" or "super-lien" laws or any applicable state or local laws, ordinances, rules or regulations in effect on the date hereof relating to protection of public health, safety or the environment. To Seller's actual knowledge, except as may be disclosed in that certain Phase I Environmental Assessment dated June 5, 1998, performed by NTH Consultants, Ltd., (i) no asbestos or asbestos containing materials have been installed, used, incorporated into, or disposed of on the Property, (ii) no polychlorinated biphenyls are located on or in the Property, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form, (iii) no underground storage tanks are located on the Property or were located on the Property and subsequently removed or filled, and (iv) the Property has not previously been used as a landfill, cemetery, or as a dump for garbage or refuse.

At Closing, Seller shall represent and warrant to Purchaser that all representations and warranties of Seller in this Agreement remain true and correct as of the date of the Closing, except for any changes in any such representations or warranties that occur and are disclosed by Seller to Purchaser expressly and in writing at any time and from time to time prior to Closing upon their occurrence. Each and all of the express warranties, covenants, and indemnifications made and given by Seller to Purchaser herein shall survive the execution and delivery of the Warranty Deed by Seller to Purchaser for nine months, except for subparagraph (q) which shall survive indefinitely.

As used in this Agreement, to Seller's actual knowledge, or such other similar term imparting knowledge to the Seller, shall mean the actual knowledge of Paul Powers, Gary Arthur and/or William B. Pauls. As used in this Agreement, where Seller has stated it has not received notice or written notice, or such other similar term imparting receipt of notice to the Seller, shall mean that the applicable notice has not been actually received by Paul Powers,

Gary Arthur and/or William B. Pauls.

     8.5 AS IS.  EXCEPT AS PROVIDED EXPRESSLY HEREIN AND IN THE DEED, NEITHER
         -----
SELLER NOR ANYONE ACTING FOR OR ON BEHALF OF SELLER, HAS MADE ANY REPRESENTATION, WARRANTY, STATEMENT OR PROMISE TO PURCHASER CONCERNING THE PROPERTY, THE QUALITY, VALUE, PHYSICAL ASPECTS OR CONDITION THEREOF, ANY DIMENSIONS OR SPECIFICATIONS OF THE LAND, THE IMPROVEMENTS, OR THE PERSONAL PROPERTY, THE FEASIBILITY, DESIRABILITY, CONVERTIBILITY OF THE PROPERTY FOR OR INTO ANY PARTICULAR USE, THE CURRENT OR PROJECTED INCOME OR EXPENSES OF THE PROPERTY, OR ANY OTHER MATTER WITH RESPECT TO THE PROPERTY; THAT ENTERING INTO THIS AGREEMENT, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION AND HAS NOT RELIED UPON ANY REPRESENTATION, STATEMENT OR WARRANTY OF SELLER OR ANYONE ACTING FOR OR ON BEHALF OF SELLER, OTHER THAN AS EXPRESSLY CONTAINED IN THIS AGREEMENT OR THE DEED AND IS THEREBY PURCHASING THE PROPERTY AS IS; AND THAT OTHER THAN AS EXPRESSLY CONTAINED IN THIS AGREEMENT OR THE DEED PURCHASER DOES HEREBY WAIVE AND SELLER DOES HEREBY DISCLAIM ALL WARRANTIES OF ANY KIND OR TYPE WHATSOEVER WITH RESPECT TO THE PROPERTY, WHETHER EXPRESSED OR IMPLIED, INCLUDING BY WAY OF DESCRIPTION BUT NOT LIMITATION, THOSE OF MARKETABILITY, FITNESS FOR A PARTICULAR PURPOSE, TENANTABILITY, HABITABILITY, USE AND ALL WARRANTIES RELATING TO COMPLIANCE BY THE PROPERTY WITH ANY APPLICABLE GOVERNMENTAL LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, ZONING CODES, THE SOIL CONDITIONS OF THE PROPERTY, AND THE COMPLIANCE BY THE PROPERTY, WITH ANY ENVIRONMENTAL REQUIREMENTS. FURTHER, PURCHASER HEREBY SPECIFICALLY ASSUMES THE RISK OF CONFIRMING THAT THE PROPERTY CAN BE SERVED BY SUFFICIENT UTILITIES INCLUDING, WITHOUT LIMITATION, WATER, SANITARY AND STORM SEWER, GAS, ELECTRIC, AND TELEPHONE OR ANY OTHER UTILITY IT REQUIRES OR DESIRES.

     The terms of this Section 8.5 will survive the Closing and conveyance of the Property to Purchaser by Seller.

     9.  Seller's Additional Covenants.  Seller does hereby further covenant and
         -----------------------------
agree as follows:

         (a) Operation of Property.  Seller hereby covenants that, from the
             ---------------------
date of this Agreement up to and including the date of Closing, Seller shall:
(i) not negotiate with any third party respecting the sale of the Property or any interest therein, (ii) not modify, amend, or terminate the Lease or enter into any new lease, contract, or other agreement respecting the Property, except as permitted hereunder, and (iii) not grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment, or encumbrance respecting the Property, other than utility easements or ingress/egress easements necessary for the Property's development.

         (b) Preservation of Lease.  Seller shall, from and after the date of
             ---------------------
this Agreement to the date of Closing, use its good faith efforts to perform and discharge all of the duties and obligations and shall otherwise comply with every covenant and agreement of the landlord under the Lease, at Seller's expense, in the manner and within the time limits required thereunder.

          (c) Insurance. From and after the date of this Agreement to the date
              ---------
and time of Closing, Seller shall, at its expense, cause to be maintained in full force and effect the insurance coverage described in Exhibit "F".
                                                          -----------

          (d) Permits, etc. At least five (5) days prior to the Closing Date,
              -------------
Seller shall obtain and deliver to Purchaser copies of (i) the "Certificate of Occupancy on the Building Shell (Less Tenant Improvements)" issued by the City of Troy, Michigan in connection with the construction of the core and shell of the Building; (ii) true and correct copies of the most recent real estate tax bills and notices of assessed valuation pertaining to the Improvements; (iii) true and correct copies of all insurance policies and certificates of insurance in Seller's possession relating to the Improvements or delivered to Seller by Tenant.

          (e) CAD Disk. On or before the Closing Date, Seller shall request the
              --------
building contractor to deliver to Purchaser as built drawings depicting the Improvements as constructed, such drawings to be delivered on a CAD disk if reasonably available.

          (f) Assignment of Contracts. With respect to the Contracts and
              -----------------------
warranties which are being assigned to Purchaser which require the consent of parties to the warranty or contract, there shall have been delivered to Purchaser, at or prior to the Closing, written instruments from the contracting parties whereby they consent to the assignment of the contract, warranties and guaranties.

          (g) Covenant to Satisfy Conditions; Effect of Failure to Satisfy.
              ------------------------------------------------------------
Seller hereby agrees to use commercially reasonable efforts to cause each of the conditions precedent to the obligations of Purchaser to be fully satisfied, performed and discharged, on and as of the Closing Date.

          (h) Completion of Construction. Seller represents and warrants that it
              --------------------------
completed the construction of the core and shell portion of the Improvements and the Landlord's Work (which satisfies Seller's construction obligations under Section 5.1 of the Lease), subject to punchlist items, which Seller hereby agrees diligently to complete. Seller further agrees to escrow at Closing sufficient funds to satisfy the obligations of the landlord under the Lease regarding the "Landlord's Contribution". Seller further agrees to take such action as may be necessary to satisfy the obligations of the landlord under the Lease which are set forth in the first sentence of section 12.2 thereof. This provision shall survive closing indefinitely.

          (i) Action with Respect to the Property. Seller shall not in any
              -----------------------------------
manner sell, convey, assign, transfer or encumber the Improvements or the Lease or any part thereof or interest therein (except to secure, refinance or extend any existing construction loan which shall be paid off on or before Closing), or otherwise dispose of the Improvements or the Lease, or any part thereof or interest therein, or alter or amend the zoning classification of the Improvements, or otherwise perform or permit any act or deed which shall materially diminish, encumber or affect Seller's rights in and to the Improvements or prevent it from performing fully its obligations hereunder, nor enter into any agreement to do so.

          (j) Books and Records. Seller shall continue to maintain its books and
              -----------------
records with respect to the operation of Improvements, in the same manner as it has prior to the date of this Agreement.

          (k) Purchaser's Access. At all reasonable times and upon the request
              ------------------
by Purchaser, Seller shall grant to Purchaser and its engineers, architects and other agents or representatives of Purchaser, access to the Improvements for the purpose of making a physical inspection thereof, and each of its component parts; provided, however, all such persons shall comply with reasonable safety requirements of Seller and shall not in any way interfere with the construction or operations of the Tenant, and Seller shall have no liability or obligation to any of such persons for any injury or loss suffered while said persons are upon the Improvements. Purchaser shall restore the Land to its condition existing immediately before Purchaser's entry upon the Land, and Purchaser shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements (collectively, "Claims"), in any manner
                                                  ------
arising from or caused by Purchaser in connection with entry on the Land by Purchaser pursuant hereto; provided, however, Purchaser's foregoing obligations shall not include any obligation or duty with respect to Claims (including Claims that the Land has declined in value) arising out of, resulting from or incurred in connection with (I) the discovery or presence of any Hazardous Substances on the Land not brought on the Land by Purchaser or the Release (other than by Purchaser) of any Hazardous Substances on the Land, or (ii) the results, findings, tests or analyses of Purchaser's environmental investigation of the Land.

          (l) Default Notices. Seller shall deliver or cause to be delivered to
              ---------------
Purchaser, promptly upon receipt thereof by Seller, copies of any written notices of default, or the occurrence of any event which could result in a default, under any construction loan, mortgage, lease, contract or agreement now or at any time hereafter in effect with respect to the Improvements, and shall report to Purchaser, from time to time, the status of any alleged default thereunder. Seller shall advise Purchaser in writing, promptly upon obtaining actual knowledge of the occurrence of any event or circumstance which constitutes a breach of any of the representations or warranties or covenants of Seller herein contained, which notice shall describe the nature of such event or circumstance in reasonable detail. Seller shall advise Purchaser promptly in writing of the receipt, by Seller or any of its affiliates, of notice of: (i) the institution or threatened institution of any judicial, quasi-judicial or administrative inquiry or proceeding with respect to the Improvements; (ii) any notice of violation issued by any governmental or quasi-governmental authority with respect to the Improvements, (iii) any proposed special assessments, or (iv) any defects or inadequacies in the Improvements or any part thereof issued by any insurance company or fire rating bureau.

          (m) Warranties. With respect to any warranties or guaranties relating
              ----------
to the Improvements which are assigned, or required to be assigned, to Purchaser pursuant to Section 1(f), or otherwise, and which, by their terms or otherwise expire, terminate or lapse at any time prior to the date which is one year following the Substantial Completion Date (as defined in the Lease) (the "Warranty Date"), Seller hereby assumes and agrees to pay, perform and discharge all of the liabilities and obligations of the various contractors, suppliers and others providing warranties or guarantees as above provided for the period from the date of expiration thereof to and including the Warranty Date, it being the intention of the parties hereto that such guarantees or warranties which have expired, terminated or lapsed prior to the Warranty Date shall be extended by the provisions of this Subsection and shall be the liability and obligation of Seller during such extended period.

          (n) Punch List Work. The parties acknowledge that certain portions of
              ---------------
the building and the building equipment constituting a part of the Improvements may not have been finally completed on the Closing Date. Accordingly, the Architect shall determine the amount (the "Punch List Amount") as may be necessary to (i) satisfactorily complete any items of construction, or to provide any items of building equipment, required by the Plans and Specifications which, while substantially complete, have not been finally completed or provided on the Closing Date; (ii) satisfactorily complete any landscaping required by the Plans and Specifications which cannot then be completed on account of weather or the season and (iii) correct any material defects in the design or construction of the Improvements or the materials incorporated therein (the "Punch List Work"). As expeditiously and prudently as possible after the Closing Date, Seller shall complete, or cause to be completed, all of the Punch List Work. Seller's covenant to complete the Punch List Work shall survive the Closing and any release of construction holdbacks by Tenant under the Lease.

     10.  Closing.  Provided that all of the conditions set forth
          -------
in this Agreement are theretofore fully satisfied or performed, it being fully understood and agreed, however, that Purchaser may expressly waive in writing, at or prior to Closing, any conditions that are unsatisfied or unperformed at such time, the consummation of the sale by Seller and purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held at 9:00 a.m., local time, on the fifth (5th) business day following the last to occur of (a) the Phase I Rent Commencement Date (as such term is defined in the Lease and estimated to be approximately March 15, 2000), or (b) the end of the Inspection Period, at the offices of Title Company, or at such earlier time as shall be designated by Purchaser in a written notice to Seller not less than two (2) business days prior to Closing; and the Purchase Price shall arrive in good funds no later than noon Central Standard Time on the Closing Date, or proration shall be adjusted by one day. The Closing shall take place through an escrow established with the Title Company (the "Escrow") by means of a so-called New York style closing, with the concurrent delivery of Seller's deed and other documents of title, the delivery of the Title Policy (or marked title commitment) described below, and the payment of the Purchase Price.

     11.  Seller's Closing Documents.  For and in consideration of, and as a
          --------------------------
condition precedent to, Purchaser's delivery to Seller of the Purchase Price described in Paragraph 3 hereof, Seller shall obtain or execute, at Seller's expense, and deliver to Purchaser at Closing the following documents (all of which shall be duly executed, acknowledged, and notarized where required and shall survive the Closing):

          (a) Special or Limited Warranty Deed. A Michigan statutory Special or
              --------------------------------
Limited Warranty Deed in the form attached hereto as Exhibit "G"("Deed") conveying to Purchaser insurable fee simple title to the Land and Improvements, together with all rights, easements, and appurtenances thereto, subject only to the Permitted Exceptions. The legal description set forth in the Deed shall be as set forth on the As-built Survey, provided that in no event shall Seller be obligated to convey more Land than it currently owns;

          (b) Bill of Sale. A Bill of Sale conveying to Purchaser title to the
              ------------
Personal Property in the form and substance of Exhibit "H";
                                               -----------

          (c) Blanket Transfer. A Blanket Transfer and Assignment in the form
              ----------------
and substance of Exhibit "I";
                 -----------

          (d) Assignment and Assumption of Lease. An Assignment and Assumption
              ----------------------------------
of Lease in the form and substance of Exhibit "J", assigning to Purchaser all of
                                      -----------
Seller's right, title, and interest in and to the Lease and the rents thereunder and pursuant to which Purchaser shall assume all obligations under the Lease accruing after the date of said assignment;

          (e) Seller's Affidavit. A customary seller's affidavit in the form
              ------------------
reasonably requested by the Title Company, with such modifications as are generally accepted by the title Company;

          (f) FIRPTA Certificate. A FIRPTA Certificate evidencing that Seller is
              ------------------
not a non-United States company;

          (g) Certificates of Occupancy. The original "Certificate of Occupancy
              -------------------------
on the Building Shell (Less Tenant Improvements)" for the core and shell of the Building;

          (h) Marked Title Commitment. The Title Commitment, marked to change
              -----------------------
the effective date thereof through the date and time of recording the Deed from Seller to Purchaser, to reflect that Purchaser is vested with the fee simple title to the Land and the Improvements, and to reflect that all requirements for the issuance of the final title policy pursuant to such Title Commitment have been satisfied;

          (i) Keys and Records. The original tenant files and other books and
              ----------------
records (other than matters solely between Seller and the general contractor relating to the construction contract) relating to the Property in Seller's possession;

          (j) Tenant Notice. Notice from Seller to the Tenant of the sale of the
              -------------
Property to Purchaser in such form as Purchaser shall reasonably approve;

          (k) Settlement Statement. A settlement statement setting forth the
              --------------------
amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement; and

          (l) Other Documents. Such other documents as shall be reasonably
              ---------------
required by Purchaser's counsel.

     12.  Purchaser's Closing Documents. Purchaser shall obtain or execute and
          -----------------------------
deliver to Seller at Closing the following documents, all of which shall be duly executed and acknowledged where required and shall survive the Closing:

          (a) Blanket Transfer. The Blanket Transfer and Assignment;
              ----------------

          (b) Assignment and Assumption of Lease. The Assignment and Assumption
              ----------------------------------
of Lease;

          (c) Settlement Statement. A settlement statement setting forth the
              --------------------
amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement; and

          (d) Other Documents. Such other documents as shall be reasonably
              ---------------
required by Seller's counsel.

     13.  Closing Costs.  Seller shall pay the cost of the Title Policy,
          -------------
including the cost of the examination of title to the Property made in connection therewith but excluding the cost of any endorsements requested by Purchaser, the cost of any transfer or documentary tax imposed by any jurisdiction in which the Property is located, the cost of the As-built Survey, the attorneys' fees of Seller, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the attorneys' fees of Purchaser, the cost of any endorsements to the Title Policy requested by Purchaser, and all other costs and expenses incurred by Purchaser in closing and consummating the purchase and sale of the Property pursuant hereto. Each party shall pay one-half of any escrow fees.

     14.  Prorations.  The following items shall be prorated and/or credited
          ----------
between Seller and Purchaser as of Midnight preceding the date of Closing:

          (a) Rents. Rents, additional rents, and other income of the Property
              -----
(other than security deposits, which shall be assigned and paid over to Purchaser) collected by Seller from Tenant for the month of Closing. Purchaser shall also receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for any rents or other sums (not including security deposits) prepaid by Tenant to Seller for any period following the month of Closing, or otherwise. Further, the Purchase Price has been calculated on the assumption that Base Rent under the Lease will be paid in the amount of not less than $109,159.83 from the date of Closing until March 1, 2001, at which time Base Rent will increase to $111,856.72 per month. Seller agrees to escrow at Closing an amount sufficient to pay to Purchaser the difference between the above stated amounts and any lesser amounts due from the Tenant under the Lease. Funds shall be disbursed under the escrow to Purchaser as need to make up the rent shortfall. At such time as Tenant begins the payment of the above scheduled rent payments any amounts remaining in escrow shall be released to Seller.

          (b) Property Taxes. Except for such taxes which are the responsibility
              --------------
of Tenant, City, state, county, and school district ad valorem taxes based on the ad valorem tax bills for the Property and routine annual special assessments shall be prorated on a "due date basis", paid in advance, with the intent that, all taxes shall be prorated such that Seller shall be obligated to pay all taxes attributable to the Real Estate prior to the date of Closing, and Purchaser shall be obligated to pay all taxes attributable to the Real Estate from and after the date of Closing. If current year tax information is not then available, prorations shall be made on the basis of the latest available tax figures and information. Should such proration be based on such latest available tax figures and information and prove to be inaccurate upon receipt of the ad valorem tax bills for the Property for the year of Closing, either Seller or Purchaser, as the case may be, may demand at any time after Closing a payment from the other correcting such malapportionment. In addition, if after Closing there is an adjustment or reassessment by any governmental authority with respect to, or affecting, any ad valorem taxes for the Property for the year of Closing or any prior year, Seller shall pay any such additional tax payment. This agreement shall expressly survive the Closing.

          (c) Utility Charges.  Except for utilities which are the
              ---------------
responsibility of Tenant, Seller shall pay all utility bills received prior to Closing and shall be responsible for utilities furnished to the Property prior to Closing. Purchaser shall be responsible for the payment of all bills for utilities furnished to the Property subsequent to the Closing. Seller and Purchaser hereby agree to prorate and pay their respective shares of all utility bills received subsequent to Closing, which agreement shall survive Closing.

     15.  Purchaser's Default.  If Seller has performed all of its obligations
          -------------------
hereunder and Purchaser fails, within the time limits provided herein, to (i) make any payment; (ii) perform any obligation or covenant; (iii) close this transaction on or before the Closing Date; or (iv) satisfy any condition of this Agreement, or if Purchaser otherwise defaults under this Agreement, then Seller shall, as its sole remedy, have the right to terminate this Agreement and in such event (a) Seller shall retain the Earnest Money, as liquidated damages and
(b) Purchaser shall promptly return all information delivered to Purchaser by Seller and any and all other materials prepared by or for Purchaser in connection with the Real Estate. This remedy is independent of any indemnity obligations of Purchaser hereunder. It is hereby agreed that Seller's damages will be difficult to ascertain and that the Earnest Money constitutes a reasonable liquidation thereof and is intended not as a penalty, but as fully liquidated damages. Seller agrees that in the event of default by Purchaser, it shall not initiate any proceeding to recover damages from Purchaser, but shall limit its recovery to the retention of the Earnest Money.

Seller's Initial _____  Purchaser's Initials _____

     16.  Seller's Default.  In the event of default by Seller under the terms
          ----------------
of this Agreement, and Purchaser is otherwise, ready willing and able to timely perform all of its obligations hereunder, at Purchaser's option: (i) if any such defects or objections consist of taxes, mortgages, deeds of trust, deeds to secure debt, mechanic's or materialman's liens, or other such monetary encumbrances, Seller authorizes the title company to withhold from Seller's proceeds at Closing amounts sufficient to cure such defects or objections, and upon such curing, the Closing hereof shall proceed in accordance with the terms of this Agreement; or (ii) Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller, whereupon Escrow Agent shall promptly refund all Earnest Money to Purchaser, and Purchaser and Seller shall have no further rights, obligations, or liabilities hereunder, except for those provisions which specifically survive termination including any indemnity obligations; or (iii) Purchaser may elect to close the transaction notwithstanding such defaults in which event such defaults (other than those obligations of Seller which are to be performed after closing) shall be waived; or (iv) Purchaser may elect to seek specific performance of this Agreement.

     17.  Condemnation.  If, prior to the Closing, all or any part of the
          ------------
Property (which part allows the Tenant under the Lease to terminate the Lease or otherwise reduce the rent payable thereunder) is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within thirty (30) days of the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Paragraph 17, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking.

     18.  Damage or Destruction.  If any of the Improvements shall be destroyed
          ---------------------
or damaged prior to the Closing, and the estimated cost of repair or replacement exceeds Two Hundred Fifty Thousand Dollars ($250,000.00) or if the Lease shall terminate as a result of such damage, Purchaser may, by written notice given to Seller within twenty (20) days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Agreement, in which event the Earnest Money shall immediately be returned by Escrow Agent to Purchaser and except as expressly provided herein to the contrary, the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect. If Purchaser does not elect to terminate this Agreement pursuant to this Paragraph 18, or has no right to terminate this Agreement (because the damage or destruction does not exceed $250,000.00 and the Lease remains in full force and effect), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance required to be maintained by Seller pursuant to Paragraph 9(d) hereof (less amounts of insurance theretofore received and applied by Seller to restoration). If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments to ensure that Purchaser shall receive all of Seller's right, title, and interest in and under said insurance proceeds.

     19.  Assignment.  Purchaser's rights and duties under this Agreement shall
          ----------
not be assignable without the consent of Seller which consent shall not be unreasonably withheld; provided, however, Purchaser may assign its rights hereunder to an affiliate of Purchaser; provided, further, that in the event of any assignment hereunder, Purchaser shall continue to be primarily liable for the obligations of the "Purchaser" under this Agreement.

     20.  Broker's Commission.  Seller has by separate agreement agreed to pay a
          -------------------
brokerage commission to ___________________________ and Capital Development, LLC (the "Brokers"). Purchaser and Seller hereby represent each to the other that they have not discussed this Agreement or the subject matter hereof with any real estate broker or agent other than Brokers so as to create any legal right in any such broker or agent to claim a real estate commission with respect to the conveyance of the Property contemplated by this Agreement. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller, including any claim asserted by Brokers and any broker or agent claiming under Brokers. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser, except any such claim asserted by Brokers and any broker or agent claiming under Brokers. This Paragraph 21 shall survive the Closing or any termination of this Agreement.

     21.  Notices.  Wherever any notice or other communication is required or
          -------
permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, by hand, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:          c/o Wells Capital, Inc.
                    6200 The Corners Parkway, Suite 250
                    Norcross, Georgia 30092
                    Attn: Mr. Michael C. Berndt
                    Fax No.:  (770) 200-8199

with a copy to:     O'Callaghan & Stumm LLP
                    127 Peachtree Street, N. E., Suite 1330
                    Atlanta, Georgia 30303
                    Attn: William L. O'Callaghan, Esq.
                    Fax No.:  (404) 522-3080

SELLER:             Troy Development #1, LLC
                    c/o Paul Powers
                    3950 Lewiston Street, Suite 100
                    Aurora, Colorado 80011
                    Fax No.:  (303) 371-1465

With a copy to:     Campbell Bohn Killin Brittan & Ray, LLC
                    270 St. Paul Street, Suite 200
                    Denver, Colorado  80206
                    Attention: J. Kevin Ray, Esq.
                    Fax No:  (303) 322-5800

Any notice or other communication mailed as herein above provided shall be deemed effectively given or received on the date of delivery, if delivered by hand or by overnight courier, or otherwise on the third (3rd) business day following the postmark date of such notice or other communication.

     22.  Possession.  Possession of the Property shall be granted by Seller to
          ----------
Purchaser on the date of Closing, subject only to the Lease and the Permitted Exceptions.

     23.  Time Periods.  If the time period by which any right, option, or
          ------------
election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

     24.  Survival of Provisions.  All covenants, warranties, and agreements set
          ----------------------
forth in this Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to, or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to, or by reason of this Agreement for a period of nine months from Closing, except as otherwise expressly provided herein.

     25.  Severability.  This Agreement is intended to be performed in
          ------------
accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

     26.  Authorization.  Purchaser represents to Seller that this Agreement has
          -------------
been duly authorized and executed on behalf of Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms, and all necessary action on the part of Purchaser to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

     27.  General Provisions.  No failure of either party to exercise any power
          ------------------
given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon the parties hereto unless such amendment is in writing and executed by all parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Michigan. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

     28.  Effective Date.  The "effective date" of this Agreement shall be
          --------------
deemed to be the date this Agreement is fully executed by both Purchaser and Seller and a fully executed original counterpart of this Agreement has been received by both Purchaser and Seller.

     29.  Duties as Escrow Agent.  In performing its duties hereunder, Escrow
          ----------------------
Agent shall not incur any liability to anyone for any damages, losses or expenses, except for its gross negligence or willful misconduct, and it shall accordingly not incur any such liability with respect to any action taken or omitted in good faith upon advice of its counsel or in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and accuracy of any information contained therein that Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person and to conform to the provisions of this Agreement. Seller and Purchaser hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and legal fees and disbursements, that may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with its acceptance or performance of its duties hereunder as escrow agent, including without limitation, any litigation arising out of this Agreement. If any dispute shall arise between Seller and Purchaser sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of the clerk of the Court for the county in which the Property is located or the clerk for the United States District Court having jurisdiction over the county in which the Property is located, any or all money (less any sums required to pay Escrow Agent's attorneys' fees in filing such action), property or documents in its hands relating to this Agreement, together with such pleadings as it shall deem appropriate, and thereupon be discharged from all further duties under this Agreement. Seller and Purchaser shall bear all costs and expenses of any such legal proceedings.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be affixed hereunto as of the day, month and year first above written.

          "SELLER":

          TROY DEVELOPMENT #1, LLC,
          an Colorado limited liability company


          By:  /s/ Not Legible
               ------------------------------------

          Its: Manager

          "PURCHASER":

          WELLS CAPITAL, INC.

          By:  /s/ Michael C. Berndt
               ------------------------------------
                   Michael C. Berndt

          Its:
               ------------------------------------
          "ESCROW AGENT":

          METROPOLITAN TITLE COMPANY

          By:  /s/ Christine M. Lapplander
               ------------------------------------
               CHRISTINE M. LAPPLANDER

          Its: Commercial Division Manager
               ------------------------------------
               NU-332996

                              Schedule of Exhibits
                              --------------------

Exhibit "A"  -     Description of Land
Exhibit "B"  -     Contracts
Exhibit "C"  -     Copy of Lease
Exhibit "D"  -     List of Plans and Specifications
Exhibit "E"  -     Form of Tenant Estoppel Certificate
Exhibit "F"  -     Schedule of Insurance Policies
Exhibit "G"  -     Deed Form
Exhibit "H"  -     Bill of Sale Form
Exhibit "I"  -     Blanket Transfer and Assignment Form
Exhibit "J"  -     Assignment and Assumption of Lease Form
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                                   EXHIBIT A
                               LEGAL DESCRIPTION

                                                       Commitment No.: NU-332996

Land in the City of Troy, Oakland County, Michigan, described as follows:

A part of the Northeast 1/4 of Section 17, Town 2 North, Range 11 East, City of Troy, Oakland County, Michigan, being described as: Commencing at the Northeast corner of Section 17; thence South 02 degrees 34 minutes 54 seconds East, 1,088.10 feet along the Easterly line of said Section 17; thence South 87 degrees 25 minutes 06 seconds West, 827.92 feet to the point of beginning; thence South 02 degrees 34 minutes 54 seconds East, 413.36 feet to a point on the Northerly line of MERIHILL ACRES SUBDIVISION NO. 4, as recorded in Liber 234 of plats, pages 35 through 38, Oakland County Records; thence South 87 degrees 17 minutes 06 seconds West, 402.28 feet along said Northerly line to a point on the Easterly line of MERIHILL ACRES SUBDIVISION NO. 2, as recorded in Liber 187 of plats, pages 11 through 13, Oakland County Records; thence along said Easterly line and its extension thereof on a curve to the right 557.18 feet, said curve having a radius of 1,768.01 feet, central angle of 18 degrees 03 minutes 24 seconds and a long chord bearing of North 24 degrees 31 minutes 08 seconds West, 554.88 feet; thence along a curve to the left 98.28 feet, said curve having a radius of 240.00 feet, central angle of 23 degrees 27 minutes 49 seconds and a long chord bearing of North 66 degrees 40 minutes 10 seconds East,
97.60 feet to a point on the Southerly line of Corporate Drive (86 feet wide); thence the following two courses along said line; (1) along the arc of a curve to the left 373.70 feet, said curve having a radius of 493.00 feet, central angle of 43 degrees 25 minutes 53 seconds and a long chord bearing of South 70 degrees 51 minutes 57 seconds East, 364.82 feet, and (2) North 87 degrees 25 minutes 06 seconds East, 179.38 feet to the point of beginning.

Tax Item No.(s): 20-17-278-014
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                                  EXHIBIT "B"
                               LIST OF CONTRACTS

 .  Management/Vendor contracts with Seller - None

 .  General Contractor for Core & Shell - JM Olson Corporation
   Contract dated December 16, 1998

 .  Substantial Completion of Core & Shell Construction - January 19, 2000
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                                  EXHIBIT "C"
                                LEASE AGREEMENT